UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 21, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2020, AMAG Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, sold its rights to manufacture, package, promote, market, sell, distribute and otherwise commercialize Intrarosa® (prasterone) in the United States (the “Business”) to Millicent Pharma Limited (“Millicent”), a company organized under the laws of Ireland (the “Transaction”). The sale was made pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between the Company and Millicent, dated May 21, 2020, pursuant to which Millicent paid upfront consideration of $20 million in cash to the Company, subject to customary purchase price adjustments, including in connection with certain inventory units. In addition to the upfront consideration, Millicent will pay the Company up to $105 million in milestone payments if certain sales milestones for Intrarosa are met, namely: (a) $25 million the first time net sales during any consecutive 12 month period exceeds $65 million, (b) $35 million the first time net sales during any consecutive 12 month period exceeds $115 million and (c) $45 million the first time net sales during any consecutive 12 month period exceeds $175 million.

The Purchase Agreement contains customary representations and warranties of the Company and the Business, on the one hand, and Millicent, on the other hand. The Purchase Agreement further provides that each party to the Purchase Agreement will indemnify the other for losses arising from certain breaches of the Purchase Agreement, including breaches of certain representations and warranties, and for certain other matters and subject to certain limitations as more fully described in the Purchase Agreement.

In addition, the Purchase Agreement includes customary covenants for a transaction of this sort, including that Millicent will use commercially reasonable efforts to pursue the Business and that the Company will refrain from manufacturing or commercializing any pharmaceutical product as a monotherapy with the same indications and the same active pharmaceutical ingredient as Intrarosa in the United States for a period of time following the closing.

As part of the Transaction, the Company has assigned to Millicent its license agreement with Endoceutics, Inc. (“Endoceutics”), dated as of February 13, 2017, and that certain manufacturing and supply agreement with Endoceutics, dated as of April 5, 2017. The parties also entered into certain ancillary agreements in connection with their entry into the Purchase Agreement, including a transition services agreement outlining certain services the Company will provide to Millicent and its affiliates for a period of time following the closing, a transitional trademark license agreement and certain other ancillary agreements as more fully described in the Purchase Agreement.

The foregoing descriptions of the Transaction and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

A copy of the press release announcing the closing of the Transaction is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Asset Purchase Agreement, dated May 21, 2020, by and between AMAG Pharmaceuticals, Inc. and Millicent Pharma Limited (filed herewith)
99.1	Press release issued by AMAG Pharmaceuticals, Inc. on May 21, 2020 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis copies of any of the omitted schedules upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Chief Business Officer & Corporate Secretary

Dated:	May 21, 2020

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